CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Miller and Lents, Ltd. issued a report dated June 24, 2009, and effective March 31, 2009, for the reserves and future net revenues of the EnerJex Resources, Inc. properties located in eastern Kansas.  We hereby consent to the inclusion of our name and results from our report in the EnerJex Resources, Inc. Form S-1 Registration Statement.

MILLER AND LENTS, LTD.

By	/s/ R. W. Frazier
R. W. Frazier
Senior Vice President

Houston, Texas
December 9, 2009